AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 9, 2009
REGISTRATION NO. 333-151971

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 2
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Commercial Lines Inc.
(Exact name of registrant as specified in its charter)

Delaware	1701 E. Market Street	75-3177794
(State or other jurisdiction	Jeffersonville, IN 47130	(I.R.S. employer identification
of incorporation or	(812) 288-0100	number)
organization)	(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
American Commercial Lines LLC
(Exact name of registrant as specified in its charter)

Delaware	1701 E. Market Street	52-2106600
(State or other jurisdiction	Jeffersonville, IN 47130	(I.R.S. employer identification
of incorporation or	(812) 288-0100	number)
organization)	(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dawn R. Landry
Senior Vice President, General Counsel & Corporate Secretary
American Commercial Lines Inc.
1701 E. Market Street
Jeffersonville, IN 47130
(812) 288-0100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
COPIES TO:
Amy Bowerman Freed, Esq.
Hogan & Hartson L.L.P.
875 Third Avenue
New York, NY 10022
(212) 918-3000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED DECEMBER 9, 2009.
Prospectus
AMERICAN COMMERCIAL LINES INC.
AMERICAN COMMERCIAL LINES LLC
$200,000,000
Debt Securities, Preferred Stock, Depositary Shares Representing Preferred Stock, Warrants, Subscription Rights, Guarantees of Debt Securities and Common Stock

          We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
•	debt securities;

•	shares of preferred stock;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts;

•	warrants to purchase shares of common stock or preferred stock or depositary shares;

•	subscription rights to purchase shares of common stock or preferred stock;

•	guarantees of debt securities; or

•	shares of common stock, par value $.01 per share.
          We refer to the debt securities, preferred stock, depositary shares, warrants, subscription rights, guarantees and common stock collectively as the “securities” in this prospectus. The securities will have an aggregate initial offering price of $200,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering.
          This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.
          We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents, dealers or underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 4 for more information about this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.
          Our common stock is listed on the NASDAQ Stock Market, under the symbol “ACLI.” On December 7, 2009, the closing sale price of our common stock was $19.50 per share.
          Investing in our securities involves risk. You should read carefully the risk factors we refer to in “Risk Factors” on page 1 of this Prospectus before investing in our securities.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is _________, 2009

Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
          This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf process, we may, from time to time, sell the offered securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement may also add, update or change information contained in this prospectus.
          This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
          You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Incorporation of Certain Information by Reference” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
          As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and “our company” refer to all entities owned or controlled by American Commercial Lines Inc.

ii

INFORMATION ABOUT AMERICAN COMMERCIAL LINES INC.
AND AMERICAN COMMERCIAL LINES LLC
          American Commercial Lines Inc. (“ACL” or the “Company”) is one of the largest and most diversified marine transportation and service companies in the United States. ACL provides barge transportation and related services under the provisions of the Jones Act and manufactures barges, towboats and other vessels, including ocean-going liquid tank barges.
          American Commercial Lines LLC, a Delaware limited liability company, is a wholly owned subsidiary of the Company, through which the Company operates barges and towboats on U.S. inland waterways.
          ACL’s principal executive offices are located at 1701 East Market Street in Jeffersonville, Indiana. Our mailing address is P.O. Box 610, Jeffersonville, Indiana 47130. We maintain a web site at www.aclines.com. Information contained on our web site is not, and should not be interpreted to be, part of this prospectus.
RISK FACTORS
          Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2008, as amended, and that may be contained in any filing we make with the SEC or any applicable prospectus supplement or other offering material, in addition to the other information contained in this prospectus, in an applicable prospectus supplement, or incorporated by reference herein, before purchasing any of our securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of these risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In connection with the forward-looking statements that appear in this prospectus, you should carefully review the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2008 and the cautionary statements referred to in “Cautionary Note Regarding Forward-Looking Statements” below.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus and the documents that are incorporated by reference herein contain certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.
          The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks along with the following factors that could cause actual results to vary from our forward-looking statements:
•	The global economic crisis which began in 2008 is likely to have detrimental impacts on our business.

•	Freight transportation rates for the Inland Waterways fluctuate from time to time and may decrease.

•	An oversupply of barging capacity may lead to reductions in freight rates.

•	Yields from North American and worldwide grain harvests could materially affect demand for our barging services.

•	Diminishing demand for new barge construction may lead to a reduction in sales volume and prices for new barges.

•	Volatile steel prices may lead to a reduction in or delay of demand for new barge construction.

•	Higher fuel prices, if not recouped from our customers, could dramatically increase operating expenses and adversely affect profitability.

•	Our operating margins are impacted by certain low margin “legacy” contracts and by spot rate market volatility for grain volume and pricing.

•	We are subject to adverse weather and river conditions, including marine accidents.

•	Seasonal fluctuations in industry demand could adversely affect our operating results, cash flow and working capital requirements.

•	The aging infrastructure on the Inland Waterways may lead to increased costs and disruptions in our operations.

•	The inland barge transportation industry is highly competitive; increased competition could adversely affect us.

•	Global trade agreements, tariffs and subsidies could decrease the demand for imported and exported goods, adversely affecting the flow of import and export tonnage through the Port of New Orleans and other Gulf-coast ports and the demand for barging services.

•	Our failure to comply with government regulations affecting the barging industry, or changes in these regulations, may cause us to incur significant expenses or affect our ability to operate.

•	Our maritime operations expose us to numerous legal and regulatory requirements, and violation of these regulations could result in criminal liability against us or our officers.

•	The Jones Act restricts foreign ownership of our stock, and the repeal, suspension or substantial amendment of the Jones Act could increase competition on the Inland Waterways and have a material adverse effect on our business.

•	We are named as a defendant in class action lawsuits and we are in receipt of other claims and we cannot predict the outcome of such litigation, which may result in the imposition of significant liability to the Company.

•	We are facing significant litigation which may divert management attention and resources from our business.

•	Our insurance may not be adequate to cover our losses.

•	Our aging fleet of dry cargo barges may lead to increased costs and disruptions in our operations.

•	We have experienced work stoppages by union employees in the past, and future work stoppages may disrupt our services and adversely affect our operations.

•	We may not ultimately be able to drive efficiency to the level to achieve our current forecast of tonnage without investing additional capital or incurring additional costs.

•	Our cash flows and borrowing facilities may not be adequate for our additional capital needs and, if we incur additional borrowings, our future cash flow and capital resources may not be sufficient for payments of interest and principal of our substantial indebtedness.

•	A significant portion of our borrowings are tied to floating interest rates which may expose us to higher interest payments should interest rates increase substantially.

•	We face the risk of breaching covenants in the New Credit Facility and may not be able to comply with certain incurrence tests in the indenture.

•	The loss of one or more key customers, or material nonpayment or nonperformance by one or more of our key customers, could cause a significant loss of revenue and may adversely affect profitability.

•	A major accident or casualty loss at any of our facilities could significantly reduce production.

•	Interruption or failure of our information technology and communications systems, or compliance with requirements related to controls over our information technology protocols, could impair our ability to effectively provide our services or increase our information technology costs and could damage our reputation.

•	Our transportation division employees are covered by federal maritime laws that may subject us to job-related claims in addition to those provided by state laws.

•	The loss of key personnel, including highly skilled and licensed vessel personnel, could adversely affect our business.

•	Failure to comply with environmental, health and safety regulations could result in substantial penalties and changes to our operations.

•	We are subject to, and may in the future be subject to disputes, or legal or other proceedings that could involve significant expenditures by us.
          We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.
          The risks included here are not exhaustive. Other sections of this prospectus and the documents incorporated by reference may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
          The following table sets forth our ratios of earnings to combined fixed charges for the period indicated.

	Nine months ended	Fiscal Year Ended December 31,
	September 30, 2009	2008	2007	2006	2005	2004
Ratio of Earnings to Combined Fixed Charges	0.4(1)	3.0	2.3	6.0	1.3	0.8(2)

(1)	For the nine months ended September 30, 2009, earnings were inadequate to cover fixed charges due to a deficiency of approximately $33.2 million.

(2)	For the year ended December 31, 2004, earnings were inadequate to cover fixed charges due to a deficiency of approximately $8.1 million.

USE OF PROCEEDS
      Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including the repayment of debt, investments in or extensions of credit to our subsidiaries, or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.
PLAN OF DISTRIBUTION
          We may sell securities to one or more underwriters or dealers for public offering and sale by them, or may sell the securities to investors directly or through a combination of any of these methods of sale. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•	the name or names of any underwriters;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
          The issuer may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including at negotiated prices and in “at-the-market” offerings, any of which may represent a discount from the prevailing market prices. Any underwriting discounts or other compensation which the issuer pays to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from the issuer and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the issuer, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
          Any Common Stock sold pursuant to this prospectus and applicable prospectus supplement, will be approved for trading, upon notice of issuance, on the NASDAQ Stock Market or such other stock exchange that our securities are trading upon. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. The securities being offered under this prospectus, other than our Common Stock, will be new issues of securities with no established trading market unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.
          An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.
          To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, the securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
DESCRIPTION OF DEBT SECURITIES
          We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and The Bank of New York Trust Company, N.A., as trustee. Further information regarding the trustee may be provided in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.
          The prospectus supplement will describe the particular terms of any debt securities we may offer and may supplement the terms summarized below. The following summaries of the debt securities and the indentures are not complete. We urge you to read the indentures filed as exhibits to the registration statement that includes this prospectus and the description of the additional terms of the debt securities included in the prospectus supplement.
General
          Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.
          The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.
          The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:
•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, preferred stock or common stock or other securities, cash or other property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.
          We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.
Conversion and Exchange Rights
          The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities, cash or other property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities, cash or other property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities
          The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.
          If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.
Form, Exchange and Transfer
          We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.
          Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.
          If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.
Global Securities
          The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.
          No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:
•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.
          The depositary will determine how all securities issued in exchange for a global security will be registered.

          As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.
          Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.
          The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.
Guarantees
          If specified in a prospectus supplement, we may guarantee for the benefit of holders of the debt securities, the debt securities issued under this prospectus. Any such guarantees will include the following terms and conditions, plus any terms and conditions specified in the appropriate prospectus supplement (which may differ from those stated below).
          The guarantees will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying debt securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.
Payment and Paying Agents
          We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.
          We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
          Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

          The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.
Consolidation, Merger and Sale of Assets
          Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:
•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.
Events of Default
Each of the following will constitute an event of default under each indenture:
•	failure to pay the principal of or any premium on any debt security when due;

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to deposit any sinking fund payment when due;

•	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.
          If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
          Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee indemnity satisfactory to it. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
          No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered indemnity satisfactory to the trustee to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.
Modification and Waiver
          We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.
          In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:
•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.
          The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.
          Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.
Defeasance
          To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:
•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.
          In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
          We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.
          To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:
•	no event of default shall have occurred or be continuing;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.
Notices
          We will mail notices to holders of debt securities as indicated in the prospectus supplement.
Title
          We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.
Governing Law
          The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF PREFERRED STOCK
      The following description of the terms of our preferred stock is only a summary. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. This description and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to our charter, which includes the articles supplementary relating to each series of preferred stock, and our bylaws, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and General Corporation Law of the State of Delaware (the “DGCL”).
General
          Our certificate of incorporation, as amended, provides that we may issue up to five million (5,000,000) shares of preferred stock having no par value. As of September 30, 2009, we had no outstanding series of preferred stock.
          The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation and bylaws and any applicable articles supplementary to the charter documents designating terms of a series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Although our board of directors does not have this intention at the present time, it could establish a series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof. Management believes that the availability of preferred stock will provide us with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.
Terms
          The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of preferred stock in series, by filing a certificate pursuant to applicable law of the State of Delaware, to establish, from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of common stock, without a vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of preferred stock.
          Reference is made to the prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:
•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

•	the date from which dividends on the preferred stock shall accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our common stock, including the conversion price or manner of calculation thereof;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	a discussion of U.S. federal income tax considerations applicable to the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.
Rank
          Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank:
          (a) senior to all classes or series of common stock and to all equity securities issued by us the terms of which provide that the equity securities shall rank junior to the preferred stock;
          (b) on a parity with all equity securities issued by us other than those referred to in clauses (a) and (c); and
          (c) junior to all equity securities issued by us which the terms of the preferred stock provide will rank senior to it. The term “equity securities” does not include convertible debt securities.
Dividends
          Unless otherwise specified in the applicable prospectus supplement, the preferred stock will have the rights with respect to payment of dividends set forth below.
          Holders of the preferred stock of each series will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends in the amounts and on the dates as will be set forth in, or pursuant to, the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our share transfer books on the record dates as shall be fixed by our board of directors.
          Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of directors fails to authorize a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of this series of preferred stock will have no right to receive a dividend in respect of the related dividend period and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on this series of preferred stock are declared payable on any future dividend payment date.
          If preferred stock of any series is outstanding, no full dividends will be declared and paid or declared and set apart for payment on any of our capital stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of this series for any period unless:
•	if this series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment for all past dividend periods; or

•	if this series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment on the preferred stock of this series.

          When dividends are not paid in full or a sum sufficient for the full payment is not so set apart upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of this series, all dividends declared upon the preferred stock of this series and any other series of preferred stock ranking on a parity as to dividends with the preferred stock shall be declared pro rata so that the amount of dividends declared per share of preferred stock of this series and the other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of this series and the other series of preferred stock, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend, bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of this series which may be in arrears.
          Except as provided in the immediately preceding paragraph, unless (a) if this series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of this series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, and (b) if this series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of this series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends, other than in shares of common stock or other capital stock ranking junior to the preferred stock of this series as to dividends and upon liquidation, shall be declared and paid or declared and set aside for payment or other distribution shall be declared and made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of this series as to dividends or upon liquidation, nor shall any shares of common stock, or any other of our capital stock ranking junior to or on a parity with the preferred stock of this series as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration or any moneys be paid to or made available for a sinking fund for the redemption of any of the shares by us except by conversion into or exchange for other of our capital stock ranking junior to the preferred stock of this series as to dividends and upon liquidation.
Redemption
          If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.
          The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon which shall not, if the preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our capital stock, the terms of the preferred stock may provide that, if no capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock shall automatically and mandatorily be converted into the applicable capital stock of our company pursuant to conversion provisions specified in the applicable prospectus supplement.
          Notwithstanding the foregoing, unless (a) if this series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any series of preferred stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, and (b) if this series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any series of preferred stock shall be redeemed unless all outstanding preferred stock of this series is simultaneously redeemed. In addition, unless (a) if this series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, and (b) if this series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire, directly or indirectly, any shares of preferred stock of this series except by conversion into or exchange for our capital stock ranking junior to the preferred stock of this series as to dividends and upon liquidation.
          If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by us and the shares may be redeemed pro rata from the holders of record of the shares in proportion to the number of the shares held or for which redemption is requested by the holder, with adjustments to avoid redemption of fractional shares, or by lot in a manner determined by us.
          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on our share transfer books. Each notice shall state:
•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

•	the date upon which the holder’s conversion rights, if any, as to the shares shall terminate.
          If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accumulate on the preferred stock, and all rights of the holders of the preferred stock will terminate, except the right to receive the redemption price.
Liquidation Preference
          Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock of this series in the distribution of assets upon any liquidation, dissolution or winding up of our company, the holders of the preferred stock shall be entitled to receive out of our assets of our company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share that is set forth in the applicable prospectus supplement, plus an amount equal to all dividends accumulated and unpaid thereon, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no rights or claim to any of our remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock of this series and the corresponding amounts payable on all shares of other classes or series of capital stock of our company ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of capital stock shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
          Our consolidation or merger with or into any other entity, or the merger of another entity with or into our Company, or a statutory share exchange by us, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our company. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the DGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of any series of our preferred stock shall not be added to our total liabilities.
Voting Rights
          The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Conversion Rights
          The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of our preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred stock.
Stockholder Liability
          Delaware law provides that no stockholder, including holders of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for these acts or obligations.
Restrictions on Ownership
See section on “Foreign Ownership” in the “Description of Common Stock” on page 22.
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company. Their address is 59 Maiden Lane, New York, NY 10038 and their telephone number is (718) 921-8124.
DESCRIPTION OF THE DEPOSITARY SHARES
          The following description of the terms of the depositary shares is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement, our charter and the form of articles supplementary for the applicable series of preferred stock.
General
          We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
          The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the form of the articles supplementary for the applicable series of preferred stock.
Dividends
          The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by our company for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.
          In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with our company) that it is not feasible to make such distribution, in which case the depositary may (with the approval of our company) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.
          No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into excess stock.
Liquidation Preference
          In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Redemption
          If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receiving the notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.
Voting
          Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
          Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.
Amendment and Termination of Deposit Agreement
          The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between our company and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.
Charges of Depositary
          We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.
Miscellaneous
          The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred stock.
          Neither the depositary nor our company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of our company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.
          In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and our company, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from our company.
Resignation and Removal of Depositary
          The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.
U.S. Federal Income Tax Consequences
          Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. In addition, (i) no gain or loss will be recognized for U.S. federal income tax purpose upon the withdrawal of preferred stock to an exchange owner of depositary shares, (ii) the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and (iii) the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.
DESCRIPTION OF THE WARRANTS
          The following description of the terms of the warrants is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement.
          We may issue warrants for the purchase of common stock, preferred stock or depositary shares and may issue warrants independently or together with common stock, preferred stock, depositary shares or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.
          The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
          The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.
          Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.
          Each warrant will entitle the holder to purchase for cash such number of shares of common stock or preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. eastern time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. eastern time on the expiration date, unexercised warrants will be void.
          Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.
DESCRIPTION OF SUBSCRIPTION RIGHTS
          We may issue subscription rights to our stockholders for the purchase of shares of common stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase all or a portion of any securities remaining unsubscribed for after such offering.
          The following description of subscription rights provides certain general terms and provisions of subscription rights that we may offer. Certain other terms of any subscription rights will be described in the applicable prospectus supplement. To the extent that any particular terms of any subscription rights described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement. The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed as an exhibit to the registration statement of which this prospectus is a part or to a document that is incorporated or deemed to be incorporated by reference in this prospectus. For more information on how you may obtain copies of any subscription rights certificate if we offer subscription rights, see “Incorporation of Certain Information by Reference.” We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.
General
          Reference is made to the applicable prospectus supplement for the terms of the subscription rights to be offered, including (where applicable):

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights issued;

•	the number and terms of the common stock or preferred stock which may be purchased per subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
DESCRIPTION OF COMMON STOCK
          The following description of the terms of our common stock is only a summary. This description is subject to, and qualified in its entirety by reference to, our charter and bylaws, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the DGCL.
General
          Our authorized common stock consists of 50,000,000 shares of our common stock, $0.01 par value. As of September 30, 2009, there were 12,716,821 shares of the registrant’s common stock, par value $0.01 per share, issued and outstanding.
          The following description summarizes the terms of our common stock. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description you should refer to our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.
          The holders of our common stock are entitled to one vote for each share held of record on all matters as to which stockholders have the right to vote. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be granted to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of funds legally available therefore, as well as any distributions to the stockholders. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive pro rata all of our remaining assets available for distribution. Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.
2008 Omnibus Incentive Plan, Equity Award Plan for Employees, Officers and Directors and 2005 Stock Incentive Plan
          As of September 30, 2009, we had outstanding 1,304,395 shares under our 2008 Omnibus Incentive Plan, Equity Award Plan for Employees, Officers and Directors and 2005 Stock Incentive Plan consisting of the following: no shares of restricted stock, options to purchase 637,340 shares of our common stock, with a weighted average exercise price of $24.58 per share; restricted stock units for 332,610 shares of stock and performance share units for 69,586 shares of stock. In addition, as of September 30, 2009, we had 264,859 additional shares of common stock reserved and available for grant under our 2008 Omnibus Incentive Plan.
Foreign Ownership
          In order for us to be permitted to operate our vessels in markets in which the marine trade is subject to the Jones Act, we must maintain U.S. citizenship for U.S. coastwise trade purposes as defined in the Jones Act, the Shipping Act, 1916, as amended, and the regulations promulgated thereunder. Under these statutes and regulations, to maintain U.S. citizenship and, therefore, be qualified to engage in the U.S. coastwise trade:
•	we must be incorporated under the laws of the United States or any state thereof;

•	at least 75% of the ownership and voting power of the shares of our capital stock and each class thereof must be owned and controlled by U.S. citizens (within the meaning of the statutes and regulations referred to above), free from any trust or fiduciary obligations in favor of, or any agreement, arrangement or understanding pursuant to which voting power or control may be exercised directly or indirectly by, non-U.S. citizens, as defined in the statutes and regulations referred to above; and

•	our chief executive officer, by whatever title, the chairman of our board of directors and all persons authorized to act in the absence or disability of such persons must be U.S. citizens, and not more than a minority of the number of our directors necessary to constitute a quorum of our board of directors are permitted to be non-U.S. citizens.
          In order to protect our ability to register our vessels under federal law and operate our vessels in markets in which the marine trade is subject to the Jones Act, our certificate of incorporation limits the alien status of certain officers and directors consistent with the restrictions set forth above and limits the ownership and control of any class of shares of our capital stock by non-U.S. citizens to a percentage equal to not more than 24.99%. We refer in this prospectus to such percentage limitation on foreign ownership as the “permitted percentage.”
          Our certificate of incorporation provides that, if at any time shares held of record or owned beneficially by non-U.S. citizens exceed the permitted percentage with respect to our capital stock or any class thereof, effective as of and simultaneously with the date and time such excess first exists, such shares shall not be entitled to vote, or be deemed to be outstanding for the purpose of determining the vote required, with respect to any matter submitted to our stockholders. Such suspension of voting rights shall occur automatically upon the existence of such excess without the requirement of any action on our part or on the part of the stockholders. With respect to any shares in excess of the permitted percentage, when such shares are either no longer held of record or beneficially owned by non-U.S. citizens, or the permitted percentage is otherwise no longer exceeded, such shares shall be entitled to vote, and be deemed outstanding for the purpose of determining the vote required, with respect to any matter submitted to our stockholders. Such reinstatement shall occur automatically upon such occurrence without the requirement of any further action on our part or on the part of our stockholders.
           Our certificate of incorporation also provides that we may, by action of our board of directors, redeem such shares in excess of the permitted percentage at any time out of funds lawfully available therefor subject to certain terms and conditions as specified in our certificate of incorporation. The purchase price for redemption of such excess shares will be based on the average trading price of such shares for the twenty consecutive trading days immediately preceding the date the redemption notice is sent, if such trading price is available, or the good faith determination of our board of directors, but need not exceed the purchase price paid by the holder of excess shares for such shares if the redemption occurs within 120 days of such holder’s purchase of the shares. We may pay the redemption price in cash or pursuant to an interest-bearing redemption note with a maturity not to exceed ten years, as determined by our board of directors in its sole discretion. Our board of directors also has broad discretion to determine the other terms and conditions of the promissory note, including whether accrued interest will be paid prior to maturity and, if so, the frequency of such interest payments. We may exercise this redemption option with respect to any excess shares prior to each record date set in connection with a dividend or distribution, if any, with the result that the holders of such excess shares will not be entitled to receive or accrue dividends or distributions with respect thereto, and we may exercise such redemption option at such other times as we deem desirable.
            We may, but are not required to, issue a replacement stock certificate identifying shares held of record or owned beneficially by non-U.S. citizens as shares in excess of the permitted percentage. In the absence of such replacement stock certificate, however, the existing stock certificate at the time such shares exceeded the permitted percentage shall continue to represent such shares for all purposes.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws
           Certain provisions of our certificate of incorporation and bylaws, as summarized below, and applicable provisions of the DGCL may make it more difficult for or prevent a third party from acquiring control of us or changing our board of directors and management. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies furnished by them and to discourage certain types of transactions that may involve an actual or threatened change in our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.
           Election and Removal of Directors. Directors are elected at annual or special meetings of stockholders by a plurality of the votes cast, and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Directors may be removed at any time, with or without cause, but only by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote generally in the election of directors cast at a meeting of stockholders called for that purpose. The board of directors has adopted a majority voting policy which states that in an uncontested election (i.e., an election when the only nominees are those recommended by the board of directors), any nominee for director who receives a greater number of votes “withheld” from election than votes “for” such election (a “Majority Withheld Vote”), shall promptly tender a resignation to the board of directors for consideration. The Nominating and Governance Committee shall promptly consider the resignation offer and recommend to the board of directors action with respect to the tendered resignation, which may include (i) accepting the resignation, (ii) maintaining the director but addressing the underlying cause of the “withheld” votes, (iii) determining not to re-nominate the director in the future, (iv) rejecting the resignation, or (v) any other action the Nominating and Governance Committee deems to be appropriate and in the best interests of the Company. In considering what action to recommend with respect to the tendered resignation, the Nominating and Governance Committee will take into account all factors deemed relevant, including without limitation, any stated reasons why stockholders “withheld” votes for election from such director, the length of service and qualifications of the Director whose resignation has been tendered, the overall composition of the board of directors, the director’s contributions to the Company, the mix of skills and backgrounds of the directors, and whether accepting the tendered resignation would cause the Company to fail to meet any applicable requirements of the SEC, the NASDAQ Stock Market or the Company’s Corporate Governance Guidelines. The board of directors will act on the Nominating and Governance Committee’s recommendation no later than 90 days following certification of the stockholder vote. Following the board of directors’ decision on the Nominating and Governance Committee’s recommendation, the Company will promptly disclose the board’s decision with respect to the tendered resignation and will provide a description of the process by which the decision was reached in a Current Report on Form 8-K filed with the SEC. Except in certain special circumstances, any director who tenders a resignation pursuant to this provision shall not participate in the Nominating and Governance Committee review and recommendation process or the board of directors’ consideration regarding the action to be taken with respect to the tendered resignation. To the extent that one or more directors’ resignations are accepted by the board of directors, the Nominating and Governance Committee will recommend to the board of directors whether to fill such vacancy or vacancies or to reduce the size of the board of directors.
            Size of Board and Vacancies. Our bylaws provide that the number of directors on our board of directors will be fixed from time to time exclusively by our board of directors pursuant to a resolution adopted by the majority of the total number of authorized directors whether or not there exist any vacancies. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause shall (unless otherwise required by law or by resolution of the board of directors) be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders).
          Stockholder Meetings. Our bylaws provide that a special meeting of our stockholders may be called only by our board of directors or our president.
          Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.
          Undesignated Preferred Stock. The authorization of our undesignated preferred stock makes it possible for our board of directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.
Section 203 of the DGCL
          We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 % of the outstanding voting stock that is not owned by the interested stockholder.
          Section 203 of the DGCL defines “business combination” to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation in a transaction involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.
Indemnification and Limitation of Director and Officer Liability
          Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Company upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Company’s Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws provide for the indemnification of the Company’s directors and officers to the fullest extent permitted under the DGCL.
          Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•	transaction from which the director derives an improper personal benefit,

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or redemption of shares, or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.
The Company’s Certificate of Incorporation, as amended, includes such a provision.
          Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
          As permitted by the DGCL, the Company has entered into indemnification agreements with each of its directors that require the Company to indemnify such persons who are made a party to or threatened to be made a party to or a participant in any proceeding, other than a proceeding by or in the right of the Company to procure a judgment in its favor, against all expenses (including, without limitation, fees and expenses of counsel, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage and delivery service fees and all other disbursements or expenses), judgments, liabilities, fines, penalties and amounts paid in settlement actually and reasonably incurred by any such person or on his or her behalf in connection with such proceeding or claim, issue or matter therein, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Pursuant to the indemnification agreements, if such person was, is or is threatened to be made a party to or a participant (as a witness or otherwise) in any proceeding by or in the right of the Company to procure a judgment in its favor, such person shall be indemnified against all expenses actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding or any claim, issue or matter therein, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; however, no indemnification for expenses shall be made in respect of any proceeding, claim, issue or matter as to which such person shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court (or court hearing appeals therefrom) shall determine that such person is fairly and reasonably entitled to indemnification. Pursuant to the agreements with the Company’s directors, if such persons, by reason of his or her corporate status, serve as a witness in any proceeding to which such persons are not a party, he or she shall be indemnified against all expenses actually and reasonable incurred in connection therewith.
          These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers. The underwriting agreement also provides for indemnification by the underwriters of our officers and directors for specified liabilities under the Securities Act.
          The Company has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.
Listing
          Our shares of common stock trade on the NASDAQ Stock Market under the symbol “ACLI.”
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company. Their address is 59 Maiden Lane, New York, NY 10038 and their telephone number is (718) 921-8124.
LEGAL MATTERS
          Hogan & Hartson L.L.P., New York, NY, will pass upon the legality of the offered securities for us.
EXPERTS
          The consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2008 (including the schedule appearing therein), and the effectiveness on the Company’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http: //www.sec.gov. We maintain a web site at www.aclines.com. The information on our web site is not, and you must not consider the information to be, a part of this prospectus.
          We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our company and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.
          The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances. The following documents filed with the SEC by the Company are incorporated herein by reference:
(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 11, 2009, as amended on March 27, 2009;

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009, filed with the SEC on May 8, 2009, August 7, 2009 and November 6, 2009, respectively;

(c)	the Company’s Current Reports on Form 8-K and Form 8-K/A filed February 23, 2009, March 13, 2009, April 3, 2009, May 12, 2009, May 26, 2009, June 8, 2009, July 1, 2009, July 7, 2009, July 13, 2009, July 29, 2009, October 28, 2009 and December 1, 2009;

(d)	the Company’s Definitive Proxy Statement for the 2009 Annual Meeting of Stockholders, filed with the SEC on April 13, 2009;

(e)	the description of the common stock, par value $0.01 per share (the “Common Stock”), of the Company contained in the Company’s Registration Statement on Form 8-A, filed on October 6, 2005 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all amendments or reports filed for the purpose of updating such description.
          You should refer to the foregoing list of incorporated documents when considering investing in shares of our common stock. All documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus. In addition, we incorporate by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus but before the end of any offering of securities made under this prospectus. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
          If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to American Commercial Lines Inc., 1701 East Market Street, Jeffersonville, Indiana 47130, telephone number (812) 288-0100.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any), to be paid by the Company.

SEC registration fee		$7,860
Legal fees and expenses	*$	50,000
Accounting fees and expenses	*$	75,000
Printing fees	*$	25,000
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)	*$	50,000
Total	*$	207,860

*	Estimated, and subject to future contingencies.
Item 15. Indemnification of Directors and Officers
     Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Company upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Company’s Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws provide for the indemnification of the Company’s directors and officers to the fullest extent permitted under the DGCL.
     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•	transaction from which the director derives an improper personal benefit,

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or redemption of shares, or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.
The Company’s Certificate of Incorporation, as amended, includes such a provision.
     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
     As permitted by the DGCL, the Company has entered into indemnification agreements with each of its directors that require the Company to indemnify such persons who are made a party to or threatened to be made a party to or a participant in any proceeding, other than a proceeding by or in the right of the Company to procure a judgment in its favor, against all expenses (including, without limitation, fees and expenses of counsel, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage and delivery service fees and all other disbursements or expenses), judgments, liabilities, fines, penalties and amounts paid in settlement actually and reasonably incurred by any such person or on his or her behalf in connection with such proceeding or claim, issue or matter therein, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Pursuant to the indemnification agreements, if such person was, is or is threatened to be made a party to or a participant (as a witness or otherwise) in any proceeding by or in the right of the Company to procure a judgment in its favor, such person shall be indemnified against all expenses actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding or any claim, issue or matter therein, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; however, no indemnification for expenses shall be made in respect of any proceeding, claim, issue or matter as to which such person shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court (or court hearing appeals therefrom) shall determine that such person is fairly and reasonably entitled to indemnification. Pursuant to the agreements with the Company’s directors, if such persons, by reason of his or her corporate status, serve as a witness in any proceeding to which such persons are not a party, he or she shall be indemnified against all expenses actually and reasonable incurred in connection therewith.
     The Company has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.
Item 16. Exhibits
     The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Certificate of Incorporation of the Company (incorporated by reference to the Company’s Form S-1, filed on July 19, 2005)

3.2	Certificate of Amendment to Certificate of Incorporation of the Company (incorporated by reference to the Company’s Form S-1, filed on July 19, 2005)

3.3	Certificate of Amendment to Certificate of Incorporation of the Company (incorporated by reference to the Company’s Current Report on Form 8-K, filed on May 26, 2009)

3.4	Second Amended and Restated Bylaws of the Company (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 1, 2006)

4.1	Specimen Common Stock Certificate (incorporated by reference to the Company’s Form S-1, filed on August 29, 2005)

4.2	Indenture, dated as of July 7, 2009, by and among Commercial Barge Line Company, the guarantors named therein (which include American Commercial Lines Inc.), and The Bank of New York Mellon Trust Company, N.A., as trustee with respect to senior secured debt securities (incorporated by reference to the Company’s Form S-4, filed on October 2, 2009)

Exhibit No.	Description

4.3**	Form of Senior Indenture

4.4**	Form of Subordinated Indenture

4.5*	Form of Senior Debt Securities

4.6*	Form of Subordinated Debt Securities

4.7*	Form of Warrant Agreement

4.8*	Form of Warrant Certificate

4.9*	Form of Depositary Agreement

4.10*	Form of Depositary Receipt

5.1**	Opinion of Hogan & Hartson, LLP as to the legality of the securities being registered

5.2**	Opinion of Hogan & Hartson, LLP as to the legality of the securities being registered

12.1±	Computation of Ratio of Earnings to Fixed Charges

23.1±	Consent of Ernst & Young, Independent Registered Public Accounting Firm

24.1**	Powers of Attorney (included on the signature pages of this registration statement)

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture

25.2**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*	To be filed by amendment or under subsequent current report on Form 8-K.

**	Previously filed with the initial filing of this Registration Statement (Commission File No. 333-151971).

±	Filed herewith.
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That for the purposes of determining liability under the Securities Act of 1933 to any purchaser:
     (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(e) The undersigned Registrant hereby further undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jeffersonville, State of Indiana, on December 9, 2009.

AMERICAN COMMERCIAL LINES INC.
By:	/s/ Thomas R. Pilholski
Thomas R. Pilholski
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

          Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer and Director (Principal	December 9, 2009
Michael P. Ryan	Executive Officer)

/s/ Thomas R. Pilholski Thomas R. Pilholski	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 9, 2009

Chairman of the Board of Directors
Clayton K. Yeutter

*	Director	December 9, 2009
Eugene I. Davis

*	Director	December 9, 2009
Richard L. Huber

*	Director	December 9, 2009
Nils E. Larsen

*	Director	December 9, 2009
Emanuel L. Rouvelas

Director
R. Christopher Weber
The undersigned by signing his name hereto does hereby sign and execute this Pre-Effective Amendment No. 2 to this Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Thomas R. Pilholski
Thomas R. Pilholski
Attorney-in-Fact

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jeffersonville, State of Indiana, on December 9, 2009.

AMERICAN COMMERCIAL LINES LLC
By:	/s/ Thomas R. Pilholski
Thomas R. Pilholski
Senior Vice President, Chief Financial Officer and Treasurer and Manager (Principal Financial Officer and Principal Accounting Officer)

          Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer and Manager (Principal Executive Officer)	December 9, 2009
Michael P. Ryan

/s/ Thomas R. Pilholski Thomas R. Pilholski	Senior Vice President, Chief Financial Officer and Treasurer and Manager (Principal Financial Officer and Principal Accounting Officer)	December 9, 2009

/s/ Dawn R. Landry Dawn R. Landry	Senior Vice President, General Counsel and Secretary and Manager	December 9, 2009
The undersigned by signing his name hereto does hereby sign and execute this Pre-Effective Amendment No. 2 to this Registration Statement on behalf of the above named officers and managers of the Company pursuant to the Power of Attorney executed by such officers and managers previously filed with the Securities and Exchange Commission.

*By:	/s/ Thomas R. Pilholski
Thomas R. Pilholski
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Certificate of Incorporation of the Company (incorporated by reference to the Company’s Form S-1, filed on July 19, 2005)

3.2	Certificate of Amendment to Certificate of Incorporation of the Company (incorporated by reference to the Company’s Form S-1, filed on July 19, 2005)

3.3	Certificate of Amendment to Certificate of Incorporation of the Company (incorporated by reference to the Company’s Current Report on Form 8-K, filed on May 26, 2009)

3.4	Second Amended and Restated Bylaws of the Company (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 1, 2006)

4.1	Specimen Common Stock Certificate (incorporated by reference to the Company’s Form S-1, filed on August 29, 2005)

4.2	Indenture, dated as of July 7, 2009, by and among Commercial Barge Line Company, the guarantors named therein (which include American Commercial Lines Inc.), and The Bank of New York Mellon Trust Company, N.A., as trustee with respect to senior secured debt securities (incorporated by reference to the Company’s Form S-4, filed on October 2, 2009)

4.3**	Form of Senior Indenture

4.4**	Form of Subordinated Indenture

4.5*	Form of Senior Debt Securities

4.6*	Form of Subordinated Debt Securities

4.7*	Form of Warrant Agreement

4.8*	Form of Warrant Certificate

4.9*	Form of Depositary Agreement

4.10*	Form of Depositary Receipt

5.1**	Opinion of Hogan & Hartson, LLP as to the legality of the securities being registered

5.2**	Opinion of Hogan & Hartson, LLP as to the legality of the securities being registered

12.1±	Computation of Ratio of Earnings to Fixed Charges

23.1±	Consent of Ernst & Young, Independent Registered Public Accounting Firm

24.1**	Powers of Attorney (included on the signature pages of this registration statement)

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture

25.2**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*	To be filed by amendment or under subsequent current report on Form 8-K.

**	Previously filed with the initial filing of this Registration Statement (Commission File No. 333-151971).

±	Filed herewith.